Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew C. Carington, Vincent L. Sadusky and James F. Woodward, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent L. Sadusky	President and Chief Executive Officer	May 8, 2015
Vincent L. Sadusky

/s/ James F. Woodward	Senior Vice President and	May 8, 2015
James F. Woodward	Chief Financial Officer

/s/ J. Stewart Bryan III	Chairman	May 8, 2015
J. Stewart Bryan III

/s/ Diana F. Cantor	Director	May 8, 2015
Diana F. Cantor

/s/ Royal W. Carson III	Director	May 8, 2015
Royal W. Carson III

/s/ H.C. Charles Diao	Director	May 8, 2015
H.C. Charles Diao

/s/ Dennis J. FitzSimons	Director	May 8, 2015
Dennis J. FitzSimons

/s/ Soohyung Kim	Director	May 8, 2015
Soohyung Kim

/s/ Douglas W. McCormick	Director	May 8, 2015
Douglas W. McCormick

/s/ John R. Muse	Director	May 8, 2015
John R. Muse

/s/ Wyndham Robertson	Director	May 8, 2015
Wyndham Robertson

/s/ Thomas J. Sullivan	Director	May 8, 2015
Thomas J. Sullivan